UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2025

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement. On March 11, 2025, Lake Shore Savings Bank (the “Bank”), the wholly owned subsidiary of Lake Shore Bancorp, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Taylor M. Gilden, Chief Financial Officer and Treasurer of the Bank and the Company. The initial term of the Employment Agreement continues until December 16, 2027. Commencing on December 16, 2025, and continuing each anniversary thereafter (each a “Renewal Date”), the term of the agreement will extend for an additional year, so that the term will be three-years from such Renewal Date. However, at least ninety (90) days before each Renewal Date, the non-employee members of the Board of Directors must review the CEO’s performance evaluation of Mr. Gilden for purposes of determining whether to extend the term of the agreement for an additional year and affirmatively approve the renewal of the term of the agreement. If the Board of Directors determines not to extend the term, then the Board of Directors will provide Mr. Gilden with a written notice of non-renewal at least sixty (60) days prior to any Renewal Date, such that the Employment Agreement will terminate at the end of twenty-four (24) months following such Renewal Date. If a change in control occurs during the term of the Employment Agreement, the term of the agreement will automatically renew for no less than thirty-six (36) months from the effective date of the change in control.

The Employment Agreement provides that Mr. Gilden will receive an annual base salary of $265,000 and during the term of the Employment Agreement the base salary may be increased. In addition to base salary, Mr. Gilden will be eligible to receive an annual performance-based cash bonus, depending on the achievement of certain performance metrics, and, at the discretion of the compensation committee of the board of directors, Mr. Gilden will be eligible to receive long-term incentive compensation.

In the event Mr. Gilden voluntarily terminates employment without “good reason,” he will be entitled to receive the sum of his (i) unpaid base salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time off and (iv) earned but unpaid incentive compensation (i.e., the “Accrued Benefits”).

In the event Mr. Gilden’s employment involuntarily terminates for a reason other than cause or in the event of his resignation for “good reason,” he will receive a lump sum severance payment in an amount equal to: (i) one times the sum of the executive’s base salary plus the average annual incentive cash compensation awarded with respect to the three most recent fiscal years ending before the year of termination, (ii) a cash lump sum payment in an amount equal to the Bank’s cost of otherwise continuing life, medical and dental coverage for Mr. Gilden for twelve (12) months, and (iii) the Accrued Benefits, provided that Mr. Gilden timely executes a release agreement.

In the event Mr. Gilden’s employment involuntarily terminates for a reason other than cause or in the event of his resignation for “good reason,” in either event within three months before or twelve (12) months following a change in control, he will receive a lump sum severance payment in an amount equal to: (i) three times the sum of his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and the average annual incentive cash compensation earned with respect to the three most recent fiscal years ending before the year of the change in control, (ii) a cash lump sum payment in an amount equal to the cost of continuing life, medical and dental coverage for Mr. Gilden for thirty-six (36) months, and (iii) the Accrued Benefits.

Upon termination of Mr. Gilden’s employment (other than following a change in control), Mr. Gilden will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year. The Employment Agreement also includes provisions protecting the Company’s and the Bank’s confidential business information.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 8.01	Other Events

Amendment to Plan of Conversion and Reorganization

On March 11, 2025, Lake Shore, MHC, the Company and the Bank amended the Plan of Conversion and Reorganization initially adopted on January 27, 2025 pursuant to which Lake Shore, MHC will undertake a “second-step” conversion and the Bank will reorganize from the two-tier mutual holding company structure to the fully-public stock holding company structure. The amendment increased the individual and group purchase limits from $750,000 (75,000 shares) to $1,500,000 (150,000 shares). The Amended and Restated Plan of Conversion and Reorganization of Lake Shore, MHC dated as of March 11, 2025 is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Suspension of Dividends

On March 11, 2025, the Board of Directors of the Company determined to suspend the payment of cash dividends pending the completion of the second-step conversion. Lake Shore, MHC will not seek a new member vote to approve the waiver of dividends for 2025 and accordingly the Company did not want to cause dilution to the public stockholders’ ownership interest in the Company during the regulatory process for approval of the second-step conversion. Following completion of the second-step conversion, the Company intends to resume paying cash dividends on its shares of common stock, subject to capital requirements, the Company’s financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount of any dividend payments which will be determined once the Board of Directors can evaluate the amount of common stock outstanding following completion of the second-step conversion.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Plan of Conversion and Reorganization of Lake Shore, MHC

10.1	Employment Agreement, dated as of March 11, 2025, by and between Lake Shore Savings Bank and Taylor M. Gilden

104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

By:	/s/ Taylor Gilden
Taylor Gilden
Title:	Chief Financial Officer and Treasurer

Date: March 14, 2025